Solar Capital Ltd. Announces Quarter Ended June 30, 2017 Financial Results; Declares Quarterly Distribution of $0.40 per Share for Q3, 2017

NEW YORK, NY -- (Marketwired - August 01, 2017) - Solar Capital Ltd. (NASDAQ: SLRC) (the "Company" or "Solar Capital"), today reported net income of $18.8 million, or $0.44 per share, and net investment income of $16.1 million, or $0.38 per share, for the second quarter.

At June 30, 2017, net asset value (NAV) was $21.79 per share, up $0.04 per share from the prior quarter. At quarter end, the investment portfolio, on a cost basis, remained over 99% performing. At June 30, the fair value of the Company's Comprehensive Investment Portfolio* was $1.38 billion.

The Company's Board of Directors declared a third quarter distribution of $0.40 per share payable on October 3, 2017 to stockholders of record on September 21, 2017. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At June 30, 2017:
Comprehensive Investment portfolio* fair value: $1.38 billion
Number of portfolio companies*: 86
Net assets: $920.9 million
Net asset value per share: $21.79

Portfolio Activity** for the Quarter Ended June 30, 2017:
Investments made during the quarter: $20.8 million
Investments prepaid and sold during the quarter: $161.6 million

Operating Results for the Quarter Ended June 30, 2017:
Net investment income: $16.1 million
Net realized and unrealized gain: $2.7 million
Net increase in net assets from operations: $18.8 million
Net income per share: $0.44
Net investment income per share: $0.38

* The Comprehensive Investment Portfolio is comprised of Solar Capital Ltd.'s investment portfolio, Crystal Financial's full portfolio, and the senior secured loans held by Senior Secured Unitranche Loan Program LLC ("SSLP") and Senior Secured Unitranche Loan Program II LLC ("SSLP II") attributable to the Company (and excludes the fair value of the equity interests in Crystal Financial, SSLP and SSLP II).

** Includes investment activity through SSLP and SSLP II attributable to the Company.

"The credit quality of our highly-diversified, predominantly senior secured, floating rate portfolio continues to reflect our disciplined underwriting and is over 99% performing. In a period of heated market conditions, Solar Capital remains highly selective and was able to maintain its portfolio yield without compromising credit quality or taking on significant risk," said Michael Gross, Chairman and CEO of Solar Capital Ltd. "We are excited about our acquisition of Nations Equipment Finance, or 'NEF,' an equipment finance company that provides senior secured financings. Our investment in NEF is an important step in Solar Capital's ongoing commitment to expand its direct lending channels, diversify our sources of growth, and further enhance Solar Capital's platform as a specialty finance provider. The addition of NEF's sourcing channel enhances Solar's flexibility to originate investments across multiple business lines in order to find the best risk reward opportunities while also increasing the earnings power of Solar's portfolio."

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, August 2, 2017. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call; international callers should dial (661) 378-9930. Participants should reference Solar Capital Ltd. and the participant passcode of 49504263 when prompted. A telephone replay will be available until August 16, 2017, and can be accessed by dialing (855) 859-2056 and using the passcode 49504263. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital's website, www.solarcapltd.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Portfolio and Investment Activity

Investment Activity

During the three months ended June 30, 2017, Solar Capital had gross originations of $20.8 million across 9 portfolio companies, including its ownership of investments made by SSLP and SSLP II. Investments sold or prepaid during the quarter ended June 30, 2017 totaled approximately $161.6 million, including repayments within SSLP and SSLP II attributable to the Company.

Portfolio Composition

At June 30, 2017, the weighted average yield on our income-producing investments, inclusive of our equity interests in Crystal Financial, SSLP and SSLP II, was 10.1%, measured at fair value, and 10.5%, measured at amortized cost. As of June 30, 2017, we had one issuer on non-accrual status, representing 0.70% of the cost of the investment portfolio and 0.00% of fair value.

Our Comprehensive Investment Portfolio composition at June 30, 2017 was as follows:

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Comprehensive Portfolio Composition, measured at
 fair value:                                        Amount ($mm)      %
----------------------------------------------------------------------------
Senior secured loans - excluding Life Science          $513.8       37.4%
----------------------------------------------------------------------------
Senior secured loans - Life Science                    $214.8       15.6%
----------------------------------------------------------------------------
Senior secured loans in SSLP and SSLP II,                           17.6%
 attributable to Solar Capital                         $242.0
----------------------------------------------------------------------------
Crystal Financial's full portfolio of senior                        27.1%
 secured loans                                         $373.2
----------------------------------------------------------------------------
Total Senior Secured Loans                            $1,343.8      97.7%
----------------------------------------------------------------------------
Unsecured Securities                                    $0.0         0.0%
----------------------------------------------------------------------------
Equity and equity-like securities, excluding
 Crystal Financial, SSLP and SSLP II Membership         $31.9        2.3%
 Interests
----------------------------------------------------------------------------
Total Comprehensive Investment Portfolio              $1,375.7      100.0%
----------------------------------------------------------------------------
Floating Rate Investments as % of the Income-
 producing Comprehensive Portfolio                    $1,309.4      96.4%
----------------------------------------------------------------------------

The Comprehensive Portfolio is diversified across 86 unique issuers across 34 distinct industries and with an average exposure of $16.0 million or 1.2% per issuer.

Crystal Financial

At June 30, 2017, Crystal Financial's $373.2 million funded portfolio consisted of senior secured loans from 24 issuers with an average exposure of $15.6 million. One hundred percent of Crystal's investments are senior-secured loans and approximately 98.9% are floating-rate. For the quarter ended June 30, 2017, Crystal Financial invested approximately $89.9 million and had investments repaid or sold of approximately $63.7 million. For the quarter ended June 30, 2017, Crystal Financial distributed $7.9 million to Solar Capital, consistent with the prior quarter, resulting in an annualized distribution yield, at cost, of approximately 11.3%.

Life Science Lending Platform

The fair value of the life science first lien senior secured portfolio was $214.8 million at June 30, 2017, consisting of first lien loans to 24 different borrowers, with an average loan balance of $9.0 million. At June 30, 2017, the weighted average yield of the life science loan portfolio was 11.5% at fair value and 12.0%, measured at cost. The weighted average IRR on all realized life science investments from inception through June 30, 2017 is 18.4%, including realized warrants.

On February 22, 2017, Solar Capital and its affiliates announced the formation of the Solar Life Science Program LLC ("LSJV"). LSJV is expected to invest the majority of its assets in first lien loans to publicly-traded companies in the U.S. life science industry. Solar Capital has committed $50 million of the $350 million equity committed to the joint venture. The joint venture has established a pipeline of investment opportunities to effectuate the ramping of the LSJV's investment portfolio.

Senior Secured Unitranche Loan Program

As of June 30, 2017, the Company and Voya contributed combined equity capital in the amount of $116.4 million of a total commitment of $200 million to SSLP. At June 30, 2017, the SSLP's portfolio consisted of $172.6 million of floating rate senior secured loans to 10 different borrowers. During the quarter, SSLP invested $1.5 million across two portfolio companies. Investments prepaid and amortization totaled $33.5 million during the same period. At June 30, 2017, the weighted average asset level yield of the SSLP's portfolio was 7.7%, measured at fair value and 7.8%, measured at cost.

At June 30, 2017, SSLP had drawn $57.7 million under its $200 million revolver credit facility. The annualized return on average equity for Q2 2017 was 9.8% for SSLP. SSLP is expected to achieve low teens ROE once the vehicle is fully ramped.

Senior Secured Unitranche Loan Program II

As of June 30, 2017, the Company and WFI contributed combined equity capital in the amount of $63.7 million of a total commitment of $93 million to SSLP II. At June 30, 2017, the SSLP II portfolio consisted of $112.7 million of floating rate senior secured loans to 15 different borrowers. During the quarter, SSLP II invested $12.3 million across five portfolio companies. Investments prepaid and amortization totaled $11.2 million during the same period. At June 30, 2017, the weighted average asset level yield of the SSLP II portfolio was 7.5%, measured at fair value and 8.0%, measured at cost.

At June 30, 2017, SSLP II had drawn $48.3 million under its $100 million credit facility. The annualized return on average equity for Q2 2017 was 10.5% for SSLP II. SSLP II is expected to achieve low teens ROE once the vehicle is fully ramped.

Solar Capital Ltd.'s Results of Operations for the Quarter Ended June 30, 2017 compared to the Quarter Ended June 30, 2016.

Investment Income

For the quarters ended June 30, 2017 and 2016, gross investment income totaled $33.9 million and $41.4 million, respectively. The decrease in gross investment income for the year over year three month periods was primarily due to an increase in the volume of prepayments which reduced the size of the income-producing portfolio.

Expenses

Expenses totaled $17.8 million and $21.8 million, respectively, for the quarters ended June 30, 2017 and 2016. The decrease in expenses for the three months ended June 30, 2017 versus the three months ended June 30, 2016 was primarily due to lower management and performance-based incentive fees on a smaller portfolio.

Net Investment Income

Net investment income totaled $16.1 million and $19.5 million, or $0.38 and $0.46 per average share, respectively, for the quarters ended June 30, 2017 and 2016.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gain for the quarters ended June 30, 2017 and 2016 totaled approximately $2.7 million and $15.7 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the quarters ended June 30, 2017 and 2016, the Company had a net increase in net assets resulting from operations of $18.8 million and $35.2 million, respectively. For the quarters ended June 30, 2017 and 2016, earnings per average share were $0.44 and $0.83, respectively.

Liquidity and Capital Resources

As of June 30, 2017, we had a total of $395.0 million of unused borrowing capacity under the Company's revolving credit facility, subject to borrowing base limits.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of June 30, 2017, the composition of our portfolio, on a risk ratings basis, was as follows:

----------------------------------------------------------------------------
Internal Investment Rating  Investments at Fair Value  % of Total Portfolio
----------------------------------------------------------------------------
             1                        $87.3                    7.2%
----------------------------------------------------------------------------
             2                      $1,081.5                   88.7%
----------------------------------------------------------------------------
             3                        $49.6                    4.1%
----------------------------------------------------------------------------
             4                        $1.0                    >0.0%
----------------------------------------------------------------------------

Recent Event

On August 1, 2017, Solar Capital announced that it acquired NEF Holdings, LLC ("NEF"), which conducts its business through its wholly-owned subsidiary Nations Equipment Finance LLC. NEF is an independent equipment finance company that provides senior secured financings to U.S. based companies. Solar Capital invested approximately $210 million in this strategy to effect the transaction which closed on July 31, 2017.

Financial Statements and Tables

                             SOLAR CAPITAL LTD.
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
                    (in thousands, except share amounts)

                                               June 30, 2017   December 31,
                                                (unaudited)        2016
                                               -------------  -------------
Assets
Investments at fair value:
  Companies less than 5% owned (cost: $725,999
   and $815,955, respectively)                 $     720,088  $     804,783
  Companies 5% to 25% owned (cost: $8,511 and
   $8,511, respectively)                                  --            777
  Companies more than 25% owned (cost:
   $478,983 and $477,491, respectively)              499,280        499,218
Cash                                                   3,402          2,152
Cash equivalents (cost: $399,578 and $309,894,
 respectively)                                       399,578        309,894
Receivable for investments sold                        7,632         13,602
Interest receivable                                    6,541          8,079
Dividends receivable                                  11,595         10,952
Other receivable                                          58             54
Prepaid expenses and other assets                      1,313          1,036
                                               -------------  -------------

  Total assets                                 $   1,649,487  $   1,650,547
                                               -------------  -------------

Liabilities
Revolving credit facility                      $          --  $     115,200
Unsecured senior notes due 2022                      150,000         50,000
Unsecured senior notes due 2042 ($100,000 and
 $100,000 face amounts, respectively, reported
 net of unamortized debt issuance costs of
 $2,831 and $2,886, respectively.)                    97,169         97,114
Senior secured notes                                      --         75,000
Term loan                                             50,000         50,000
Distributions payable                                 16,904         16,899
Payable for investments and cash equivalents
 purchased                                           399,578        309,894
Management fee payable                                 6,567          6,870
Performance-based incentive fee payable                3,983          4,412
Interest payable                                       1,873          2,225
Administrative services expense payable                1,556          3,289
Other liabilities and accrued expenses                   933          1,137
                                               -------------  -------------

  Total liabilities                            $     728,563  $     732,040
                                               -------------  -------------

Net Assets
Common stock, par value $0.01 per share,
 200,000,000 and 200,000,000 common shares
 authorized, respectively, and 42,260,826 and
 42,248,525 shares issued and outstanding,
 respectively                                  $         423  $         422
Paid-in capital in excess of par                     990,011        989,732
Distributions in excess of net investment
 income                                              (13,242)       (11,847)
Accumulated net realized loss                        (62,143)       (62,621)
Net unrealized appreciation                            5,875          2,821
                                               -------------  -------------

  Total net assets                             $     920,924  $     918,507
                                               =============  =============

Net Asset Value Per Share                      $       21.79  $       21.74
                                               =============  =============

                             SOLAR CAPITAL LTD.
              CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                    (in thousands, except share amounts)

                                                    Three months ended
                                               June 30, 2017  June 30, 2016
                                               -------------  -------------
INVESTMENT INCOME:
Interest:
  Companies less than 5% owned                 $      21,599  $      30,702
  Companies more than 25% owned                          308            477
Dividends:
  Companies less than 5% owned                             6             --
  Companies more than 25% owned                       11,676          9,866
Other income:
  Companies less than 5% owned                           237            299
  Companies more than 25% owned                           62             25
                                               -------------  -------------

    Total investment income                           33,888         41,369
                                               -------------  -------------

EXPENSES:
Management fees                                $       6,567  $       7,179
Performance-based incentive fees                       3,983          5,877
Interest and other credit facility expenses            4,957          5,543
Administrative services expense                        1,313          1,481
Other general and administrative expenses                989          1,756
                                               -------------  -------------

    Total expenses                                    17,809         21,836
                                               -------------  -------------

      Net investment income                    $      16,079  $      19,533
                                               -------------  -------------

REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS, CASH EQUIVALENTS AND FOREIGN
 CURRENCIES:
Net realized gain (loss) on investments and
 cash equivalents:
  Companies less than 5% owned                 $         (90) $          38
  Companies 5% to 25% owned                               (4)          (100)
                                               -------------  -------------

    Net realized gain (loss) on investments
     and cash equivalents                                (94)           (62)
Net realized gain (loss) on foreign currencies            --              1
                                               -------------  -------------

    Net realized gain (loss)                             (94)           (61)
                                               -------------  -------------

Net change in unrealized gain (loss) on
 investments and cash equivalents:
  Companies less than 5% owned                         4,441         14,022
  Companies 5% to 25% owned                               --            853
  Companies more than 25% owned                       (1,643)           829

                                               -------------  -------------

Net change in unrealized gain (loss) on
 investments and cash equivalents                      2,798         15,704
Net change in unrealized gain (loss) on
 foreign currencies                                       --             (1)
                                               -------------  -------------

    Net change in unrealized gain (loss)               2,798         15,703
                                               -------------  -------------

      Net realized and unrealized gain (loss)
       on investments, cash equivalents and
       foreign currencies                              2,704         15,642
                                               -------------  -------------

NET INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS                                    $      18,783  $      35,175
                                               =============  =============

EARNINGS PER SHARE                             $        0.44  $        0.83
                                               =============  =============

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, unitranche loans, mezzanine loans, and equity securities.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Investor Relations
(646) 308-8770

Contact
Investor Relations
(646) 308-8770